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                                                                   EXHIBIT 10.21

                      SECOND AMENDMENT TO CREDIT AGREEMENT

            This Second Amendment, dated as of March 12, 1999, is entered into by and between YOUNG AMERICA CORPORATION, a Minnesota corporation (the "Borrower"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    Recitals

            The Borrower and the Bank have entered into a credit agreement (the "Original Credit Agreement") dated as of April 7, 1998. The Original Credit Agreement was amended as of November 13, 1998 by a First Amendment (the Original Credit Agreement as amended by the First Amendment, the "Amended Credit Agreement"). Pursuant to the Amended Credit Agreement, the Bank has agreed to make certain revolving credit advances to, and issue letters of credit for the benefit of, the Borrower, which revolving credit advances are to be evidenced by the Borrower's promissory note dated as of April 7, 1998.

            The Borrower has requested that the Bank agree to certain further amendments to the Amended Credit Agreement, and the Bank has agreed to do so pursuant to the terms and upon the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

            1. DEFINED TERMS. UNLESS OTHERWISE DEFINED HEREIN OR IN THE PREAMBLE OR THE RECITALS HERETO, CAPITALIZED TERMS USED IN THIS SECOND AMENDMENT WHICH ARE DEFINED IN THE AMENDED CREDIT AGREEMENT SHALL HAVE THE MEANINGS GIVEN TO THEM THEREIN.

            2. AMENDMENT OF ARTICLE I.

            (a) Section 1.1 of the Amended Credit Agreement is hereby amended by substituting or adding, as the case may be, the following defined terms:

                  "'EBITDA' means, for the period of determination, the sum of
            (a) Net Income of the Borrower for such period and (b) Interest Expense, taxes, depreciation, depletion, amortization and other non-cash items (including the December 1998 write-offs of the IVR Leases) of the Borrower for such period (to the extent deducted in determining Net Income), all as determined in accordance with GAAP. Unless otherwise stated herein, EBITDA as of any month-end means the Borrower's EBITDA during the twelve (12) calendar months ending on that month-end period."
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                  "'Interest Coverage Ratio' means, as of the end of any
            calendar quarter, the ratio of the (a) EBITDA of the Borrower during the period of four (4) successive calendar quarters ending on that quarter-end, less all Capital Expenditures of the Borrower during that same period to (b) the Interest Expense of the Borrower during that same period."

                  "'IVR Leases' means those certain leases under which the
            Borrower, as lessor, leases use of its interactive voice response system to provide interactive voice response services for the consumers of the Borrower's clients."

                  "'Second Amendment' means the Second Amendment to Credit
            Agreement dated as of March 12, 1999, by and between the Borrower and the Bank."

            (b) Section 1.1 of the Amended Credit Agreement is hereby amended by deleting the defined term "Net Quick Accounts" and the definition related thereto in their entirety.

            3. Amendment of Article II. Article II of the Amended Credit Agreement is hereby amended as follows:

            (a) Interest Rate. On the first calendar day of the month following the Bank's receipt of the Borrower's financial statements indicating, to the Bank's satisfaction, compliance with all covenants stated in the Amended Credit Agreement through March 31, 1999, and provided that no Default exists on such date, the amendment to the Original Credit Agreement made pursuant to Paragraph 4(b) of the First Amendment shall be rescinded and the amendment to the definition of "Floating Rate" made pursuant to Paragraph 3 of the First Amendment shall also be rescinded. And, from and after such date, (i) the entire unpaid principal balance of the Note shall bear interest as provided in the Original Credit Agreement prior to the amendment stated in Paragraph 4(b) of the First Amendment,
      (ii) the Borrower's option to elect a Eurodollar Rate under Article II of the Original Credit Agreement for application to any outstanding principal of the Note, which was terminated under Paragraph 4(b) of the First Amendment, shall be reinstated, (iii) each and every reference in the Original Credit Agreement to the Eurodollar Rate and Eurodollar Rate Fundings shall also be reinstated, and (iv) the definition of "Floating Rate" shall be "an annual rate equal to the Base Rate".


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            (b) Non-usage Fees. Provided that the Bank has received financial statements of the Borrower indicating, to the Bank's satisfaction, compliance with all covenants stated in the Amended Credit Agreement though December 31, 1999 and that no Default exists on January 1, 2000, from and after January 1, 2000, the amendment to Section 2.8(b) of the Original Credit Agreement made by Paragraph 4(c) of the First Amendment shall be deleted and such section shall read as provided in the Original Credit Agreement prior to the amendment stated in Paragraph 4(b) of the First Amendment.

            4. Amendment of Article V. Article V of the Amended Credit Agreement is hereby amended as follows:

            (a) Interest Coverage Ratio. Section 5.09 of the Amended Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 5.9 Interest Coverage Ratio. Beginning with the
            calendar quarter ending on December 31, 1999 and then each calendar quarter thereafter, the Borrower will at all times maintain its Interest Coverage Ratio, determined at the end of each calendar quarter, at not less than 1.35 to 1."

            (b) Current Ratio. Section 5.10 of the Amended Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 5.10 Current Ratio. The Borrower will maintain the ratio of its Current Assets to Current Liabilities, determined at the end of each calendar quarter designated below, at not less than the amount set forth below opposite such calendar quarter:

                  Calendar Quarter                                     Ratio
                  ----------------                                     -----

                  Ending on March 31, 1999                           1.00 to 1

                  Ending on June 30, 1999                            1.00 to 1

                  Ending on September 30, 1999
                  and each calendar quarter thereafter               1.10 to 1"

            (b) Net Quick Accounts. Section 5.12 of the Amended Credit Agreement is hereby amended in its entirety to read as follows, "Section 5.12 [RESERVED]".

            5. Amendment of Section 6.12. Section 6.12 of the Amended Credit Agreement is hereby amended in its entirety to read as follows:


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            "Section 6.12 Capital Expenditures. Beginning with the calendar quarter ending on March 31, 1999, the Borrower will not make Capital Expenditures during any calendar quarter in excess of $500,000, regardless of whether such expenditures are payable currently or in the future, provided that any unused portion of permitted Capital Expenditures for a calendar quarter may be expended in the next succeeding calendar quarter; provided, however, that in no event may Capital Expenditures exceed $2,000,000 during any calendar year."

            6. No Other Changes. Except as expressly amended by this Second Amendment, all of the terms and conditions of the Amended Credit Agreement shall remain in full force and effect.

            7. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

            (a) The Borrower has all requisite power and authority to execute this Second Amendment and to perform all of its obligations hereunder; and this Second Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid, and binding agreement of the Borrower, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by principles of equity and any applicable bankruptcy, solvency, or similar laws now or hereafter in effect affecting creditors' rights generally.

            (b) The execution, delivery, and performance by the Borrower of this Second Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent, or approval by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule, or regulation, or of any order, writ, injunction, or decree presently in effect, having applicability to the Borrower, or of the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

            (c) All of the representations and warranties contained in Article IV of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

            8. References. All references in the Amended Credit Agreement to "this Agreement" shall be deemed to refer to the Amended Credit Agreement as amended hereby; and any and all references to the "Credit Agreement" in the Security Agreement or any other Loan Document shall be deemed to refer to the Amended Credit Agreement as amended hereby.


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            9. No Waiver. The execution of this Second Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Amended Credit Agreement or of any breach, default or event of default under any Security Agreement or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Second Amendment.

            10. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors, and assigns thereof, together with all of the present and former directors, officers, agents, and employees of any of the foregoing, from any and all claims, demands, or causes of action of any kind, nature, or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has, or has made claim to have against any such person for or by reason of any act, omission, matter, cause, or thing whatsoever arising from the beginning of time to and including the date of this Second Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

            11. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Amended Credit Agreement to pay or reimburse the Bank for all reasonable costs and expenses incurred by the Bank in connection with the Amended Credit Agreement, the Security Agreement, the Loan Documents, and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Second Amendment and any documents and instruments incidental hereto. The Borrower hereby agrees that the Bank may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make an Advance to the Borrower under the Amended Credit Agreement, or apply the proceeds of an Advance, for the purpose of paying any such fees, disbursements, costs, and expenses.

            12. Ratification. As amended hereby, the Amended Credit Agreement is hereby ratified, approved, and confirmed in every respect, and shall remain in full force and effect.

            13. Miscellaneous.

            (a) Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of Minnesota.


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            (b) Counterparts. This Second Amendment may be executed in any number of counterparts (including facsimile counterparts), each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                            (Signature Page Follows)


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            IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                    YOUNG AMERICA CORPORATION


                                    By /s/ Roger D. Anderson
                                       -------------------------------
                                    Its Vice President Finance and CFO


                                    NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION


                                    By /s/ John K. Lukaska
                                       -------------------------------
                                       John K. Lukaska
                                       Its Vice President


         (Signature Page 1 of 1 to Second Amendment to Credit Agreement)